Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015, with respect to the consolidated financial statements for the year ended December 31, 2014 included in the Annual Report of Astea International Inc. and subsidiaries on Form 10-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Astea International Inc. and subsidiaries on Forms S-8 (File No. 333-168793, File No. 333-107757, File No. 333-61981, File No. 333-34865, and File No. 333-33825).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 30, 2016

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